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WAIVER AGREEMENT

THIS AGREEMENT made and entered into effective as of the 10th day of June, 2010.

BETWEEN:

LKA INTERNATIONAL INC., a company with offices at 3724 47TH Street Ct. NW, Gig Harbor, Washington, 98335

(the “Borrower”)

OF THE FIRST PART

AND:

PANAMERICA CAPITAL GROUP INC., a company with offices at Torres de las Americas, Tower B, 18th Floor, Panama City, Republic of Panama

(the “Holder”)

OF THE SECOND PART

WHEREAS:

(A) The Borrower issued a promissory note (the “Note”) to the Holder dated July 2, 2009, said Note having a principal amount of $545,146;

(B) Due to delays in mine production Borrower is delinquent in making certain instalment payments otherwise due under the Note as of January 4, 2010 and April 5, 2010 and advising the Holder that it will be unable to make the instalment payment otherwise due on July 5, 2010 (the “Delinquencies”) as a result of which the Holder has certain rights under the Note (the “Enforcement Rights”);

(C) The Holder has agreed to waive its Enforcement Rights as they relate to the Delinquencies on the terms and conditions set forth herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

1. The Holder hereby agrees to waive its Enforcement Rights with respect to the Delinquencies provided that the Borrower shall:

(a) pay all amounts payable in respect of the instalment payments otherwise due under the Note on January 4, 2010, April 5, 2010 and July 5, 2010 (the “Instalment Payments”) to the Holder on or before August 15, 2010;

(b) on or before August 15, 2010, pay to the Holder, in addition to the amounts otherwise payable under subsection (a) hereof, an amount equal to 2% per month of any unpaid Instalment Payments, calculated with respect to any such unpaid Instalment Payment, from the date such Instalment Payment was otherwise due; and

(c) (i) forthwith upon execution of this Agreement, issue to the Holder one “unregistered” and “restricted” common share in the capital stock of the Borrower (the “Shares”) for each dollar of unpaid Instalment Payments otherwise due as of the date hereof and (ii) on July 5, 2010 issue to the Holder such further number of Shares as shall represent one Share for each dollar of the Instalment Payment otherwise due as of July 5, 2010, it being acknowledged that such Shares are to be held by the Holder as security for the other obligations of the Borrower hereunder and are to be surrendered to the Borrower for cancellation upon satisfaction of the Borrower of the obligations set forth in subsection (a) and (b) hereof.  In circumstances where such obligations are not satisfied the Holder shall be entitled to retain such Shares as beneficial owner thereof provided that such retention shall not otherwise relieve the Borrower from its obligations under the Note or this Agreement.

2. For the purposes of determining the Instalment Payments otherwise due on January 4, 2010 and April 5, 2010 it is acknowledged that the Holder has elected pursuant to section 2.1 (a) of the Note that, in each instance, the amount of such Instalment Payment shall be the value of 140 troy ounces of gold as determined by the closing spot price of gold on COMEX on the business day immediately preceding the date such Instalment Payment was due.

3. The certificates representing the Shares shall bear the standard Rule 144 restrictive legend in addition to the following legend:  “The shares represented by this certificate are subject to the terms of a Waiver Agreement between the issuer and Panamerica Capital Group Inc. and may not be transferred in the absence of an opinion letter from counsel suitable to the issuer to the effect that such Shares may be sold in compliance with the terms of such Waiver Agreement.”  In circumstances where the Holder is entitled to retain beneficial ownership of the Shares as provided for in section 1(c) hereof, the Borrower shall be deemed to have granted to the Holder “piggyback” registration rights to have such Shares included in any registration statement otherwise filed by the Borrower under the Securities Act of 1933 for the purposes of effecting the issuance or resale of shares in the capital stock of the Borrower, until such time as all such Shares are sold and the Borrower agrees to execute such further documents and do such further acts and things as shall be requested by the Holder, acting reasonably, to give effect to the rights granted hereunder.

4. The waiver by the Holder of its Enforcement Rights is dependent upon the Borrower satisfying its obligations set forth herein and this Agreement shall terminate in circumstances where the Borrower fails to satisfy its obligations hereunder as and when due and, in the event of such termination, the Holder shall immediately be entitled to its Enforcement Rights as well as being entitled to claim against the Borrower in respect of the payments otherwise due under section 1(b) hereof and the Shares otherwise issuable under section 1(c) hereof.

5. The waiver by the Holder of its Enforcement Rights hereunder shall only extend to the Delinquencies and shall not limit any rights of the Holder in respect of future delinquencies under the terms of the Note.

6. The Borrower represents, warrants and covenants to and with the Holder that:

(a) the Borrower is a company duly organized validly existing and in good standing under the laws its jurisdiction of incorporation;

(b) the Borrower has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(e) this Agreement constitutes a legal, valid and binding obligation of the Borrower.

7. The Holder represents, warrants and covenants to and with the Borrower that:

(a) the Holder is a company duly organized validly existing and in good standing under the laws its jurisdiction of incorporation;

(b) the Holder has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(d) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(e) this Agreement constitutes a legal, valid and binding obligation of the Holder.

8. The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and shall survive the termination of this Agreement and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement.

9. All notices, consents, demands and requests (the “Communication”) required or permitted to be given under this Agreement shall be in writing and may be delivered personally or may be sent by facsimile or other electronic means or may be forwarded by first class prepaid registered mail to the parties at their addresses first above written.  Any Communication delivered personally or sent by facsimile or other electronic means shall be deemed to have been given and received on the second business day next following the date of sending.  Any Communication mailed as aforesaid shall be deemed to have been given and received on the fifth business day following the date it is posted, addressed to the parties at their addresses first above written or to such other address or addresses as either party may from time to time specify by notice to the other; provided, however, that if there shall be a mail strike, slowdown or other labour dispute which might affect delivery of the Communication by mail, then the Communication shall be effective only if actually delivered.

10. Each of the parties to this Agreement shall from time to time and at all times do all such further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

11. The parties hereto acknowledge that they have expressed herein the entire understanding and obligation of this Agreement and it is expressly understood and agreed that no implied covenant, condition, term or reservation, shall be read into this Agreement relating to or concerning any matter or operation provided for herein.

12. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.  All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by a sole arbitrator by arbitration.

13. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

14. All references to monies hereunder shall be to the currency of the United States of America.

15. This Agreement supersedes and replaces all previous oral or written agreements, memoranda, correspondence or other communications between the parties hereto relating to the subject matter hereof.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the 10th day of June, 2010, to take effect as of the date first above written.

PANAMERICA CAPITAL GROUP INC.

Per:

/s/Patrick Abraham

            Authorized Signatory

LKA INTERNATIONAL INC.

Per:

/s/Kye Abraham

Authorized Signatory